Exhibit 99.1
CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (the “Agreement”) is entered into effective October 15, 2008, between PMC Commercial Trust (the “Company”), and Andrew S. Rosemore (the “Consultant”).
It is hereby agreed between the Company and Consultant as follows:
1.
Consulting Period. This Agreement is effective on the date stated above and shall continue in effect for a period of one (1) year (“Initial Term”); provided, however, either party may terminate this Agreement for any reason at any time (including during the Initial Term) upon sixty (60) day’s written notice. After the expiration of the Initial Term, this Agreement shall be automatically renewed month-to-month (the “Renewal Term”) unless either party provides notice of non-renewal at least thirty (30) days prior to the end of the any applicable Renewal Term. The Initial Term and any Renewal Term shall be referred to herein as the “Consulting Period.”

2.
Services. During the Consulting Period, Consultant shall be reasonably available on call on an as needed basis to assist the Company with such duties as are reasonably assigned by the Company, including, without limitation, loan origination and underwriting support, site visits and loan committee participation, as well as such other transition services and input as may be requested by the President, any Executive Vice President or the Board of Trust Managers of the Company (the “Board”) or their designee. Consultant shall provide approximately 500 hours of consulting services to the Company per year. In the event Consultant provides significantly more than 500 hours of consulting services in any year, Consultant shall notify the Board so that the Board, in its sole discretion, may determine whether an increase in compensation for such services should be awarded.

3.
Compensation. For his services rendered during the Consulting Period, the Company agrees to pay Consultant equal monthly installments of $4,166.67, which payments shall be made to Consultant on the last business day of each month during the Consulting Period, with the first payment being pro rated and made on October 31, 2008. The Company shall have the right to withhold any payment to Consultant, if in the Board of Trust Managers’ reasonable discretion, it determines that Consultant has not performed the quantity or quality of work contemplated by this Agreement or if Consultant is in breach of the Separation Agreement and General Release executed by Consultant and the Company on October 15, 2008. If the Company determines that Consultant has not performed the quantity or quality of work contemplated by this Agreement, the Company will only withhold payment until such time as, in its reasonable discretion, it determines that Consultant has corrected the quality or quantity shortfall.

4.
Independent Contractor. Consultant is an independent contractor. This Agreement shall not create the relationship of employer and employee, a partnership or a joint venture between the parties. The Company shall not control or direct the details and means by which Consultant performs his assignments. Consultant acknowledges and agrees that he has no authority to enter into contracts on behalf of the Company or to otherwise obligate the Company in any respect during the Consulting Period, without the prior written approval of the President, any Executive Vice President or the Board of the Company.

5.
Non-Exclusive. This Agreement shall not limit Consultant’s right to provide services for other businesses, provided that such businesses are not competitors of the Company and, under no circumstances will Consultant use any Confidential Information (as defined below) of the Company in any future employment, work, business or task.

6.
Confidential Information. During the Consulting Period, the Company promises to provide Confidential Information (as defined below) to Consultant and, during the Consulting Period and at all times thereafter, Consultant shall maintain in strict confidence and not disclose to third parties or use in any employment, task, work or business (except on behalf of the Company) any proprietary or Confidential Information regarding the Company and/or Consultant’s work with the Company, including without limitation, trade secrets, information regarding the Company’s processes, clients, client information, loan portfolio information, computer programs and/or records, software programs, reports, intellectual property, acquisition, expansion, marketing, financial and other business strategies, information and plans, compilations of data, confidential information developed by consultants and contractors, employee information, manuals, memoranda, projections and minutes (“Confidential Information”), without the express written permission of the Board of the Company or its designee. Consultant’s confidentiality obligation shall include, but not be limited to, any Company information to which Consultant has had access, regardless of when he was given access to such information, as well as any information designated as confidential by the Company. Upon the termination of his assignment with the Company (for whatever reason), Consultant shall immediately return to the Company all Confidential Information and all copies thereof obtained by him, or his employees or agents. Consultant acknowledges that the Company would not retain his services or provide him with access to its Confidential Information without his covenants and promises contained in this paragraph. The Company shall take reasonable steps to identify for the benefit of Consultant any information of a competitively sensitive or proprietary nature, including by using confidentiality notices in written material where appropriate. Notwithstanding the foregoing restrictions, Consultant may disclose any Confidential Information to the extent required by an order of any court or other governmental authority, but in each case only after the Company has been so notified and has had the opportunity, if possible, to obtain reasonable protection for such information in connection with such disclosure. The Company shall have the right, in addition to all other rights and remedies, to seek and obtain injunctive relief for any violation of this Section 6.

7.
Return of Documents. Consultant agrees that upon the request of the Company or the termination of this Agreement (for whatever reason), Consultant will leave with or immediately return to the Company, without limitation, all Company property, work product, Confidential Information, Work (as defined in Section 10) records, files, memoranda, reports, customer lists, vendor lists, documents and other information, in whatever form (including on computer disc), and any copies thereof, or if such items are not on the premises of the Company, Consultant agrees to return such items immediately upon the termination of the Agreement or, at any time upon the request of the Company. Consultant acknowledges that all such items are and remain the property of the Company.

8.
Taxes. Consultant shall be responsible for and pay all costs of conducting his business, including but not limited to, the expense and responsibility for any and all applicable insurance, city, county, state and federal licenses, permits, taxes and assessments of any and all regulatory agencies, boards or municipalities. Consultant is responsible for payment of his self-employment taxes, including without limitation, income taxes, unemployment taxes, workers’ compensation taxes, social security taxes and business and occupation taxes, and shall indemnify and hold the Company harmless from paying such taxes. The Company will issue a Form 1099 to Consultant for all payments to him under this Agreement.

9.
Expenses. The Company shall reimburse Consultant for all pre-approved travel, lodging, meals and other reasonable expenses incurred by Consultant in providing services to the Company under this Agreement. All such expenses must be approved by the President, an Executive Vice President or Board of the Company. Consultant must submit an expense reimbursement request form to the Company and all approved expenses will be reimbursed in accordance with Company policy. Consultant shall provide, at his own expense, an office, telephone, computer and additional office materials necessary to perform the services required under this Agreement.

10.
Acknowledgment of the Company’s Right In Work Product. Consultant will create, develop and contribute for consideration certain ideas, plans, calculations, technical specifications, works of authorship, inventions, information, data, formulas, models, reports, processes, photographs, marks, designs, computer code, concepts and/or other proprietary materials to Company related to the operation or promotion of the business of the Company (collectively, the “Work”).

(a)
All of the Work is, was and shall hereafter be, a commissioned “work for hire” owned by the Company within the meaning of Title 17, Section 101 of the United States Code, as amended. If any portion of the Work is determined not to be a “work for hire” or such doctrine is not effective, Consultant hereby irrevocably assigns, conveys and otherwise transfers to the Company, and its respective successors, licensees, and assigns, all right, title and interest worldwide in and to such portion of the Work and all proprietary rights therein, including, without limitation, all copyrights, trademarks, design patents, trade secret rights, moral rights, and all contract and licensing rights, and all claims and causes of action with respect to any of the foregoing, whether now known or hereafter to become known. In accordance with this assignment, the Company shall hold all ownership to all rights, without limitation, in and to all of the Work for its own use and for its legal representatives, assigns and successors, and this assignment shall be binding on and extended to the heirs, assigns, representatives and successors of Consultant. In the event Consultant has any right or interest in the Work which cannot be assigned, Consultant agrees to waive enforcement worldwide of any and all such rights or interests against the Company and its respective successors, licensees and assigns, and Consultant hereby exclusively and irrevocably licenses any and all such rights and interests, worldwide, to the Company in perpetuity and royalty-free, along with the unfettered right to sublicense. All such rights are fully assignable by Company. Consultant hereby agrees that all Work is created or developed for the sole use of the Company, and that Consultant has no right to utilize in any manner whatsoever or market in any manner whatsoever any such Work.

(b)
Consultant represents and warrants that: (i) the Work was created solely by him, during the course of his assignment with the Company, and/or independent contractors who have properly assigned all right, title and interest in their work to Consultant for the sole benefit of the Company; (ii) to the best knowledge of Consultant, no third-party has any right, title or interest in the tangible forms of the Work or any intellectual property rights; (iii) the Work and the intellectual property rights protecting it is free and clear of all encumbrances, including, without limitation, security interests, licenses, liens, charges or other restrictions; (iv) the Work is not in the public domain; and (v) Consultant has full power and authority to make and enter into this Agreement. Consultant agrees to save, defend, indemnify and hold harmless the Company, its officers, directors, managers, agents and employees for any claims, suits or proceedings alleging a breach of any of these warranties. Consultant agrees that he will take all actions and execute any and all documents as may be reasonably requested by the Company, at the Company’s expense, from time to time to fully vest in the Company all rights, title and interests worldwide in and to the Work. Upon request by the Company, Consultant shall immediately deliver to the Company all tangible materials, drawings, computer software, data, audio or video recordings or any other information of any kind whatsoever evidencing the creation or development of all or any portion of the Work, or derived therefrom.

(c)
Consultant, on behalf of himself and his affiliates, agents, employees, trustees, transferees and assigns, does hereby fully release and discharge the Company, its agents, attorneys, officers, directors, managers, predecessors, successors, affiliates, subsidiaries, trustees, transferees and assigns, of and from any claims or causes of action, known or unknown, choate or inchoate, whether arising in whole or in part prior to or after the date of this Agreement, which Consultant has, may have, or may have ever had relating to this Agreement or the Work, including any claims or causes of action for copyright, patent, trademark, trade dress, service mark or other intellectual property infringement.

11. Miscellaneous.
11.1
The failure of either party to this Agreement to enforce at any time any of its provisions or terms shall not be construed to be a waiver of such provision or term, nor of the right of either party to later enforce such term or provision.

11.2
This Agreement shall be governed by the laws of the State of Texas. Venue for enforcement of this Agreement shall be proper in any court of competent jurisdiction in Dallas County, Texas. If either party files a lawsuit in state court arising out of this Agreement, the other party may remove the lawsuit to federal court to the extent jurisdiction exists.

11.3	If any provision of this Agreement is held to be unenforceable, the remaining provisions will nevertheless continue to be valid and enforceable.
11.4	Each party’s obligations hereunder are in addition to, and not exclusive of, any and all of its or his other obligations and duties to the other party, whether express, implied, in fact or in law.
11.5
This Agreement represents and contains the entire understanding between the parties in connection with their consulting relationship. The parties expressly acknowledge that there are no oral or written collateral agreements, understandings or representations. The parties acknowledge that they have not relied upon any representation or statement not set forth in this Agreement made by the other party or that party’s agent. However, nothing herein shall be construed as superceding or otherwise affecting the parties’ obligations and covenants under the Separation Agreement and General Release with the Company, dated October 15, 2008.

11.6	This Agreement may be signed in multiple counterparts, which shall be construed together as one instrument.
11.7	No party may assign this Agreement or the rights or obligations hereunder without the written consent of the other party.
11.8	Sections 6 and 10 of this Agreement shall survive any termination of this Agreement, as shall any other provision intended to survive such termination .
11.9	This Agreement may only be modified by a written agreement signed by both parties. Only the Board of the Company may sign a modification agreement on behalf of the Company.

IN WITNESS WHEREOF, the parties have signed this Agreement.

COMPANY		CONSULTANT:

By:	/s/ Jan F. Salit	By:	/s/ Andrew S. Rosemore

Its:	Executive Vice President
Dated: October 15, 2008